Dune Energy, Inc.
                         3050 Post Oak Blvd., Suite 695
                                Houston, TX 77056

                                                               December 28, 2006

      Re: Tender Offer for American Natural Energy Corporation 8% Convertible Debentures Due September 30, 2006 (the "Debentures")

Dear Debenture Holder:

      Dune Energy, Inc. ("Dune") is a United States oil and natural gas exploration and development company whose common stock is traded on the American Stock Exchange under the symbol "DNE". Dune hereby tenders its offer to purchase the above-referenced Debentures registered in your name for and in consideration of such number of newly-issued shares of Dune's common stock, $.001 par value, equal to fifty-five percent (55%) of the outstanding principal amount of the Debentures registered to you, as determined after 5:00pm, New York City time, on January 31, 2007 and upon and subject to the other terms and conditions set forth in the Offer to Purchase Statement (the "Offer to Purchase") and the related Letter of Transmittal enclosed herewith.

      Please review such Offer to Purchase carefully with your legal and tax advisers. A copy of the Offer to Purchase and the Letter of Transmittal are attached as exhibits to that tender offer statement on Schedule TO filed by Dune with the U.S. Securities and Exchange Commission, or SEC, on December 28, 2006.

      If you agree to tender the Debentures registered to you in accordance with such terms and conditions, please carefully follow the following instructions:

      1. Complete and sign the enclosed Letter of Transmittal where information and signatures are required on pages 2 and 3 thereof. Your signature must have a Medallion Signature Guaranty to be effective;

      2. Complete and sign the enclosed Transfer Form. Your signature must have a Medallion Signature Guaranty to be effective, which may be affixed next to your signature on the Transfer Form.

      3. Mail to Computershare Trust Company of Canada, as Depositary (the "Depositary") in the enclosed pre-addressed envelope for receipt

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Debenture Holders
December 28, 2006
Page 2 of 2

            prior to January 31, 2007, the signed Letter of Transmittal, Transfer Form and the original Debentures certificate previously issued to you.

      If you have any questions about the above procedures, please contact Luce Lafontaine at the office of the Depositary at telephone number (604) 661-0203.

      If you and other debenture-holders validly tender (and not properly withdraw) Debentures with no less than $6,000,000 outstanding principal amount by the above date, as it may be extended, and the other conditions to the tender offer, as set forth in the enclosed Offer to Purchase, are satisfied, the Depositary will send to you, promptly after the closing the number of Dune shares to which you are entitled.

      If Debentures are not tendered by the above date, as it may be extended, or the other conditions to closing are not satisfied, or Dune otherwise terminates the tender offer, the Depositary will notify you of such fact and return to you the Debentures registered to you, as well as the signed instruments previously mailed by you to the Depositary.

      In addition to the foregoing, upon any extension of the offering period, material change in the terms or conditions of the tender offer, or termination of the tender offer, Dune will make a public announcement of such action in the form of a release posted in Business Wire, Dow Jones News Service or another comparable news service, as well as supplement its statement on Schedule TO filed with the SEC.

      If you require any information about Dune, you are directed to the Offer to Purchase and its public filings, as set forth at the SEC website at www.sec.gov.

                                              By Order Of the Board of Directors


                                              /s/ Richard M. Cohen
                                              ----------------------------------
                                              Richard M. Cohen
                                              Secretary, Dune Energy, Inc.